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                                                                  EXHIBIT (8)(p)

                             PARTICIPATION AGREEMENT
                                      AMONG
                     ML LIFE INSURANCE COMPANY OF NEW YORK,
                                       AND
                       OPPENHEIMERFUNDS DISTRIBUTOR, INC.

         THIS AGREEMENT, dated as of the 11th day of October, 2002, by and among ML Life Insurance Company of New York (the "Company"), a New York life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (hereinafter referred to individually and collectively as the "Account"), and OppenheimerFunds Distributor, Inc.(the "Underwriter"), a New York company.

         WHEREAS, the shares of beneficial interests of each Fund listed on Schedule A attached hereto (each a "Fund" and collectively referred to as the "Funds") are divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets;

         WHEREAS, each Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended, (the "1940 Act") and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the "1933 Act");

         WHEREAS, OppenheimerFunds, Inc. (the "Adviser"), a Colorado company, which serves as investment adviser to each Fund, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

         WHEREAS, the Underwriter, which serves as distributor to each Fund, is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD");

         WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to variable annuity contracts set forth in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the "Contracts");

         WHEREAS, each Portfolio may issue shares to the general public and to the separate accounts of insurance companies ("Participating Insurance Companies") to fund variable annuity contracts sold to certain qualified pension and retirement plans;

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         WHEREAS, the Company intends to purchase shares of other open-end management investment companies that offer shares to the general public to fund the Contracts;

         WHEREAS, the Underwriter knows of no reason why shares in any Portfolio may not be sold to Participating Insurance Companies to fund variable annuity contracts sold to certain qualified pension and retirement plans; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios (and classes thereof) listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolios") on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares in the Designated Portfolios, and classes thereof, to the Account at net asset value and without the payment of a sales commission to the broker-dealer of record.

         NOW, THEREFORE, in consideration of their mutual promises, the Company and the Underwriter agree as follows:

ARTICLE I.        Sale of Fund Shares

         1.1. Each Fund has granted to the Underwriter exclusive authority to distribute the Fund's shares. of the Designated Portfolios and classes thereof listed on Schedule A to this Agreement (the "Shares"). Pursuant to such authority and instructions, and subject to Article IX hereof, the Underwriter agrees to make the Shares available to the Company for purchase on behalf of the Account, such purchases to be effected at net asset value (and without the payment of a sales commission to the broker-dealer of record) in accordance with
Section 1.3 of this Agreement. Notwithstanding the foregoing, the Underwriter may suspend or terminate the offering of Shares of any Designated Portfolio or class thereof, in whole or in part, or to make a limited offering of Shares of any Fund or redeem Shares or take such other action as the Underwriter or the Board of Trustees of the Fund (the "Board") determine is appropriate.or if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary in the best interests of the shareholders of such Designated Portfolio.

         1.2. Each Fund shall redeem, at the Company's request, any full or fractional Shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing each Fund may delay redemption of Shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations, or orders thereunder.

         1.3.     Purchase and Redemption Procedures

The Underwriter hereby appoints the Company as its agent for the limited purpose of receiving purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares

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that may be held in the general account of the Company) for the Shares made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. All transactions in Account shares shall be executed through the Omnibus Accounts of Company's affiliate Merrill Lynch, Pierce, Fenner & Smith, Inc. ("Omnibus Accounts"). Any such request (or relevant transactional information therefor) received by the Company on any day the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC (a "Business Day") prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the Fund Prospectus (which as of the date of execution of this Agreement is 4:00 p.m. Eastern Time) shall be executed by the Fund's transfer agent at the net asset value determined as of the close of trading on that same Business Day, provided that the transfer agent receives notice of such request by 9:30 a.m. Eastern Time on the next following Business Day, or in the event of systems issues necessitating later delivery of such purchase and redemption requests by 11 a.m. Eastern Time on the next following Business Day. Company will provide to the Transfer Agent or its designee via the NSCC Fund SERV DCC & S platform (which utilizes the "as of" record layout within Fund/SERV) one or more files detailing the instructions received with respect to each Plan prior to 4:00 p.m. Eastern Time on the prior Business Day for each of the Funds. Except as provided above or in any other agreement between the parties, Company shall not be, nor hold itself out to the public or engage in any activity as an agent or distributor for the Funds, the Underwriter or any of their respective affiliates.

                  (b) The Company shall pay for Shares on the same day that it notifies the Fund of a purchase request for such Shares. Payment for Shares shall be made in federal funds transmitted to the Fund via the NSCC Fund/SERV DCC&S platform to be received by the Fund by p.m. Eastern Time on the day the Fund is notified of the purchase request for Shares (unless the Fund determines and so advises the Company that sufficient proceeds are available from redemption of Shares of other Designated Portfolios effected pursuant to redemption requests tendered by the Company on behalf of the Account). Upon receipt by the Fund's transfer agent of federal funds transmitted via the NSCC Fund/SERV DCC&S platform, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund. Notwithstanding any provision of this Agreement to the contrary, for purchase and redemption instructions with respect to any Shares, Company and the Fund will settle the purchase and redemption transactions referred to herein, via the NSCC Fund/SERV platform settlement process on the next Business Day following the effective trade date. The Fund will provide to Company a daily transmission of positions and trading activity taking place in the Omnibus Accounts using Company's affiliate's proprietary Inventory Control System ("ICS").

                  (c) Payment for Shares redeemed by the Account or the Company shall be made in federal funds transmitted via the NSCC Fund/SERV DCC&S platform to the Company or any other designated person on the next Business Day after the Fund is properly notified of the redemption order of such Shares (unless redemption proceeds are to be applied to the purchase of Shares of other Designated Portfolios in accordance with Section 1.3(b) of this Agreement), except that the Fund reserves the right to redeem Shares in assets other than cash and to delay

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payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any Rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then current prospectus. The Underwriter or the Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

                  (d) Any purchase or redemption request for Shares held or to be held in the Company's general account shall be effected at the closing net asset value per share next determined after the transfer agent's receipt of such request as set forth in Section 1.3(a) herein.

         1.4. The Fund shall use its best efforts to make the closing net asset value per Share for each Designated Portfolio available to the Company by 6:30 p.m. Eastern Time each Business Day via the NSCC Profile 1 platform, and in any event, as soon as reasonably practicable after the closing net asset value per Share for such Designated Portfolio is calculated, and shall calculate such closing net asset value, including any applicable daily dividend factor, in accordance with the Fund's Prospectus. Notwithstanding the provisions of section
1.3 hereof, if Underwriter fails to provide the closing net asset value to Company as of 6:30 p.m. Eastern Time on a Business Day, then Company shall have until 12:00 noon the following business day to provide the trade information to the Funds' transfer agent and still receive the net asset value as of the date that Company received the trade requests from Contract holders by Close of Market. Neither a Fund, any Designated Portfolio, the Underwriter, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company or any of its affiliates to the Fund or the Underwriter. In the event the Fund's transfer agent is advised of any error in the computation of the net asset value per share of a Fund or class of shares of a Fund ("NAV") or any dividend factor (a "pricing error"), which the Fund's investment adviser has determined requires a correction resulting in a change in the NAV, the transfer agent shall notify Company as promptly as possible after the Fund's transfer agent is notified of such error. If an adjustment is made to correct a pricing error which has caused the Contracts to receive fewer shares credited to their respective accounts than the amount to which they are entitled, the number of shares of the Funds attributable to the accounts of such Contracts will be adjusted and the per share amount of any underpayments of redemption or exchange proceeds or dividend and distributions which the Fund has adjusted as to all shareholder accounts shall be credited by the transfer agent to the Account for crediting of such amounts to the applicable Contracts. Upon notification by the transfer agent of any overpayment due to a pricing error, the Company shall promptly remit to the transfer agent any overpayment that has not been paid to the Contracts. The parties understand and agree that Underwriter or its affiliates shall reimburse Company and/or its affiliate MLPF&S for their reasonable and customary and demonstrable out-of-pocket costs incurred by them as a direct result of adjustments made to correct the accounts of Contract holders as described herein (Company's out-of-pocket expenses shall include administrative work and mailing/printing costs and shall exclude overhead or other previously allocated costs). Underwriter shall only be obligated to reimburse Company for out-of-pocket costs directly incurred in making adjustments to Contract accounts that are submitted to Underwriter in sufficient detail as requested by Underwriter or its affiliate promptly after any such adjustment but in no event more than 30 days

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after Company is notified of such pricing error. In no event shall the maximum liability of Company or its affiliates hereunder exceed $25,000 per occurrence and, on an annual basis, the maximum liability of Company and its affiliates hereunder shall not exceed the management fees collected by the Funds' investment adviser on assets of the Account invested in the Fund responsible for the pricing error.

         1.5. Subject to the provisions of the OppenheimerFunds Dealer Agreement between Underwriter and Company's affiliate, Merrill Lynch, Pierce, Fenner & Smith, Inc. the Underwriter will make available for purchase by the Company, on its behalf and on behalf of the Account a class of shares available at net asset value which are not subject to a contingent deferred sales charge or redemption fee. In addition, no exchange fees will be applicable to shares of the Funds purchased by the Company, on its behalf and on behalf of the Account. Each Fund shall furnish notice (via the NSCC Profile II platform to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Shares. The form of payment of dividends and capital gains distributions will be determined in accordance with the Company's operational procedures in effect at the time of the payment of such dividend or distribution. At this time the Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Shares in the form of additional Shares of that Designated Portfolio. Company will reinvest the additional Shares of that Designated Fund through a trade processed via the NSCC platform. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in the form of cash. The parties understand and agree that all transactions of Account shares contemplated herein shall be executed through the Omnibus Accounts and that Company's affiliate, Merrill Lynch, Pierce, Fenner & Smith, Inc. will receive all such dividends and distributions in the form of cash which Company, in turn, will immediately reinvest in the form of additional Shares of that Designated Portfolio. The Transfer Agent shall notify the Company promptly of the number of Shares so issued as payment of such dividends and distributions.

         1.6 Issuance and transfer of Shares shall be by book entry only and executed through the Omnibus Accounts. Stock certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

         1.7      Fund Information.

         (a) The Underwriter or its designated agent will provide (or cause to be provided) to Company the information set forth in Schedule C hereto. In addition, notwithstanding anything contained in this Agreement to the contrary, the Company may use such information in communications prepared for the Contracts, including, but not limited to, application, marketing, sales and other communications materials. The parties understand and agree that any description of the Fund(s) used in any application, marketing, sales or communication materials shall accurately reflect the description of the Fund(s) set forth in the Fund(s) prospectus and marketing material as described in Part I of Schedule C attached hereto. As set forth in Section 4.1 herein, if Company creates

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advertising or sales describing the Fund(s) other than as set forth in approved materials provided by the Underwriter Company shall provide Underwriter with the opportunity to review copies of such materials prior to use of such materials with the public. The Underwriter will provide timely notification to Company of any change to the information described in Part I of Schedule C including without limitation any change to the CUSIP number or symbol designation of a Fund. Such notification shall be given to Company at least ten (10) Business Days prior to the effective date of the change or the effect of the change with respect to transactions by the Account in any affected Fund shall be delayed for a reasonable time following notification hereunder.

         (b) Notwithstanding anything to the contrary in this Agreement, upon request, the Underwriter will provide Company with a copy of prospectuses, proxy materials, financial statements, reports and other materials relating to each Fund in sufficient quantity for each Contract owner invested in the Fund.

         (c) With the exception of (i) listings of product offerings; (ii) materials in the public domain (e.g., magazine articles and trade publications); and (iii) materials used on an internal basis only, Company agrees not to furnish or cause to be furnished to any third parties or to display publicly or publish any information or materials relating to the Funds, except such materials and information as may be distributed to Company by Underwriter or approved for distribution by Underwriter upon Company's request

         1.8. The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other investors and the cash value of the Contracts may be invested in other investment companies.

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ARTICLE II.       Representations and Warranties

         2.1. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under Arkansas insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act. The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states only if and to the extent deemed advisable by the Company.

         2.2. The Underwriter represents and warrants that Shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that each Fund is registered under the 1940 Act. Each Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. Each Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund, the Adviser, or the Underwriter.

         2.3. The Underwriter agrees to comply with any applicable state insurance laws or regulations (including the furnishing of information not otherwise available to the Company which is required by state insurance law to enable the Company to obtain the authority needed to issue the Contracts in any applicable state, and including cooperating with the Company in any filings of sales literature for the Contracts), to the extent notified thereof in writing by the Company.

         2.4. The Underwriter represents that each Fund is lawfully organized and validly existing under the laws of the State of its organization and that each Fund does comply in all material respects with the 1940 Act.

         2.6. The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with any applicable state and federal securities laws.

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         2.7.     The Underwriter represents and warrants that all of its and each Fund's trustees/directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of each Fund are covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

ARTICLE III.      Prospectuses and Proxy Statements; Voting

         3.1. The Underwriter shall provide the Company with as many copies of the Fund's current prospectus listed on Schedule B as the Company may reasonably request.The Fund or the Underwriter shall bear the expense of printing copies of the current prospectus for the Fund that will be distributed to existing and prospective Contract owners, and the Company shall bear the expense of printing copies of the Company's prospectus that are used in connection with offering the Contracts issued by the Company. If requested by the Company in lieu thereof, the Underwriter shall provide such documentation (including a final copy of the then current prospectus for each Fund on diskette at the Fund's or Underwriter's expense), and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document (such printing of the Fund's prospectus for existing and prospective Contract owners to be at the Fund's or Underwriter's expense).

         3.2. The Fund's prospectus shall state that the current Statement of Additional Information ("SAI") for the Fund is available, and the Underwriter (or the Fund), at its expense, shall provide a reasonable number of copies of such SAI free of charge to the Company. Company to provide for itself and for any owner of a Contract who requests such SAI.

         3.3. The Underwriter shall provide the Company with information regarding each Fund's expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract.

         3.4. The Underwriterat it's expense, shall provide the Company with copiesof each Fund's proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

         3.5.     The Company shall:

                  (i)      solicit voting instructions from Contract owners;

                  (ii) vote the Shares in accordance with instructions received from Contract owners; and

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                  (iii)    vote Shares for which no instructions have been
                           received in the same proportion as Shares of such portfolio for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company will vote Shares held in any segregated asset account in the same proportion as Shares of such portfolio for which voting instructions have been received from Contract owners, to the extent permitted by law.

ARTICLE IV.       Sales Material and Information

         4.1. As set forth in Section 1.7 (a) herein, the Company shall furnish, or shall cause to be furnished, to the Underwriter, each piece of sales literature or other promotional material that the Company develops and in which a Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named or describes a Fund or the Underwriter other than as set forth in the Fund prospectus or the materials listed on Part I of Schedule C attached hereto. The parties understand and agree that the Underwriter will review a description of Fund(s) for use in Contract prospectus and initial Contract rollout sales materials The Underwriter will be deemed to have approved such sales literature or promotional material unless the Underwriter objects or provides comments to the Company within ten (10) Business Days after receipt of such material. The Underwriter reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which a Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named, and no such material shall be used if the Underwriter so objects.

         4.2. The Company shall not give any information or make any representations or statements on behalf of a Fund or concerning a Fund or the Adviser or the Underwriter in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Underwriter, except with the permission of the Underwriter.

         4.3. The Underwriter shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or its Account, is named. No such material shall be used until approved by the Company. The Company will be deemed to have approved such sales literature or promotional material unless the Company objects or provides comments to the Underwriter within ten (10) Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

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         4.4.     The Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement and prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

         4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, and all amendments to any of the above, that relate to the Fund or it's shares, within a reasonable period of time after the filing of such document(s) with the SEC or other regulatory authorities

         4.6 The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, and all amendments to any of the above, that relate to the Contracts or the Account, within a reasonable period of time after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Underwriter any complaints received from the Contract owners pertaining to the Fund or the Designated Portfolio.

         4.7. The Underwriter will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Portfolio, and of any material change in a Fund's registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Underwriter will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner. When timing permits, the Underwriter will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

         4.8. For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to, any of the following that refer to a Fund or any affiliate of a Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or

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employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to a Fund.

ARTICLE V.        Fees and Expenses

         5.1. All expenses incident to performance by the Underwriter under this Agreement shall be paid by the Underwriter. The Underwriter shall see to it that all Fund shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Underwriter, in accordance with applicable state laws prior to their sale. The Company shall not bear the expenses for the cost of registration and qualification of a Fund's shares, preparation and filing of a Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of a Fund's shares.

         5.2. All expenses incident to the performance by the Company under this Agreement shall be paid by the Company. The Company shall bear the expenses of distributing each Fund's prospectus to owners of Contracts issued by the Company and of distributing each Fund's proxy materials and reports to such Contract owners.

ARTICLE VI.       Diversification and Qualification

         6.1. The Underwriter represents that each Fund is qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Fund currently intends to maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that a Fund might not so qualify in the future.

ARTICLE VII.      Indemnification

         7.1.     Indemnification By the Company

                  7.1(a). The Company agrees to indemnify and hold harmless the Fund and the Underwriter and each of their respective trustees/directors and officers, and each person, if any, who controls the Fund or the Underwriter within the meaning of Section 15 of the 1933 Act or who is under common control with the Underwriter (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

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                  (i)      arise out of or are based upon any untrue statement
                  or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of a Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company's authorization or control, with respect to the sale or distribution of the Contracts or Fund Shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of a Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Underwriter by or on behalf of the Company; or

                  (iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Section 6.1 of this Agreement); or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

                  7.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

                  7.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                  7.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of Fund shares or the Contracts or the operation of a Fund.

         7.2.     Indemnification by the Underwriter

                  7.2(a). Except as provided in section 1.4 hereof, the Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of a Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or the Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for a Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Underwriter or persons under their control) or wrongful conduct of the Underwriter or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Underwriter; or

                  (iv) arise as a result of any failure by the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; or

                  (vi) arise out of or result from the materially incorrect calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate.

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

                  7.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

                  7.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                  7.2(d). The Indemnified Party will promptly notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

ARTICLE VIII.     Applicable Law

         8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

         8.2. This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules, and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX.       Termination

         9.1. This Agreement shall continue in full force and effect until the first to occur of:

                  (a) termination by any party, for any reason with respect to some or all Designated Portfolios, by three (3) months advance written notice delivered to the other parties; or

                  (b) termination by the Company by written notice to the Underwriter based upon the Company's determination that shares of a Fund are not reasonably available to meet the requirements of the Contracts; or

                  (c) termination by the Company by written notice to the Underwriter in the event any of the Shares are not registered, issued, or sold in accordance with applicable state and/or federal law or such law precludes the use of such Shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

                  (d) termination by the Underwriter in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner, or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Shares; provided, however, that the Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

                  (e) termination by the Company in the event that formal administrative proceedings are instituted against a Fund or the Underwriter by the NASD, the SEC, or any state securities or insurance department, or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Underwriter to perform its obligations under this Agreement; or

                  (f) termination by the Company by written notice to the Underwriter with respect to any Designated Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M as specified in Section 6.1 hereof, or if the Company reasonably believes that such Portfolio may fail to so qualify or comply; or

                  (g) termination by the Underwriter by written notice to the Company, if the Underwriter shall determine, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                  (h) termination by the Company by written notice to the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that a Fund, the Adviser, or the Underwriter has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                  (i) termination by the Company upon any substitution of the shares of another investment company or series thereof for Shares in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Underwriter of the date of substitution.

         9.2. Notwithstanding any termination by the Company of this Agreement and subject to section 1.1 hereof, the Underwriter shall, at the option of the Company, continue to make available additional Shares pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless the Underwriter requests that the Company seek an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the Shares. The Underwriter agrees to split the cost of seeking such an order, and the Company agrees that it shall reasonably cooperate with the Underwriter and seek such an order upon request. Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in a Fund, redeem investments in a Fund, and/or invest in a Fund upon the making of additional purchase payments under the existing Contracts (subject to any such election by the Underwriter). The parties agree that this Section 9.2 shall not apply to any terminations under
Section 9.1(i) of this Agreement.

         9.3. The Company shall not redeem Shares attributable to the Contracts (as opposed to Shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), (iii) upon 45 days prior written notice to a Fund and Underwriter, as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act, but only if a substitution of other securities for the Shares is consistent with the terms of the Contracts, or (iv) as permitted under the terms of the Contract. Upon request, the Company will promptly furnish to the Underwriter reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contacts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Underwriter 45 days notice of its intention to do so.

         9.4. Notwithstanding any termination of this Agreement, each party's obligation under Article VII to indemnify the other parties shall survive.

ARTICLE X.        Notices

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Company:         Barry G. Skolnick, Esq.
                                    Senior Vice President and General Counsel
                                    ML Life Insurance Company of New York
                                    7 Roszel Road
                                    Princeton, New Jersey 08540

         If to the Underwriter:     OppenheimerFunds Distributor,
                                    498 Seventh Avenue
                                    New York, N.Y. 10018
                                    Attn: General Counsel

ARTICLE XI.       Miscellaneous

         11.1. All persons dealing with a Fund organized as a Massachusetts business trust must look solely to the property of that Fund, and in the case of a series company, the respective Designated Portfolios listed on Schedule B hereto as though each such Designated Portfolio had separately contracted with the Company and the Underwriter for the enforcement of any claims against such Fund. The parties agree that neither the Board, officers, agents, or shareholders of that Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

         11.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information has come into the public domain.

         11.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         11.4 Except as otherwise provided for in this Agreement or in any other agreement between the parties or their respective affiliates, Company shall not make representations concerning the Funds or the Underwriter except those contained in the Fund's then-current Prospectuses, Statements of Additional Information, in current printed sales literature of the Funds created by the Underwriter, and in sales literature created by Company Except as otherwise provided for in this Agreement or in any other agreement between the parties or their respective affiliates, neither party shall use the name or any trademark or service mark of the other party without their prior consent. In the event this Agreement is terminated, Neither party shall use the other party's name or any other words that may be reasonably construed to imply a continuing relationship.

         11.5. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         11.6. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         11.7. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Arkansas Insurance Commissioner with information or reports reasonably requested in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable contract operations of the Company are being conducted in a manner consistent with the Arkansas variable annuity laws and regulations and any other applicable law or regulations.

         11.8. The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         11.9. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

         11.10. No party shall be liable, nor shall any party be considered in breach of this Agreement, due to any failure or delay in performance of its obligations under this Agreement, as a result of a cause beyond its reasonable control including but not limited to any act of God or public enemy, act of any military, civil or regulatory authority, change in any law or regulation, fire, flood, tornado, earthquake, storm, or other like event, disruption or outage of computers or communications, equipment failure, power or other utility failure, labor strikes, exchange action, action or inaction on the part of pricing services utilized by the Adviser to price the Fund's shares, unusual trading activity or the suspension or disruption of trading on any exchange or another other cause, whether similar or dissimilar to any of the foregoing, which could not have been prevented with reasonable care.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

ML LIFE INSURANCE COMPANY OF NEW YORK:

                           By its authorized officer

                           By: _____________________

                           Name:  Lori M. Salvo
                           Title: Vice President & Secretary

OPPENHEIMERFUNDS DISTRIBUTOR, INC.:

                           By its authorized officer

                           By:   _____________________________
                           Name: _____________________________
                           Title:_____________________________

SCHEDULE A

Dated: October 11, 2002

SEPARATE ACCOUNTS OF THE COMPANY

Merrill Lynch Life Variable Annuity Separate Account D

CONTRACTS

Contract # MLNY-VA-006

                                   SCHEDULE B

                        DESIGNATED PORTFOLIOS AND CLASSES

Dated: October 11, 2002

Fund                                                          Class
OPPENHEIMER GLOBAL FUND                                       A
OPPENHEIMER MAIN STREET GROWTH AND INCOME FUND                A
OPPENHEIMER QUEST OPPORTUNITY VALUE FUND                      A

                                   SCHEDULE C

                                 FUND MATERIALS

PART I.           Fund Description

    - The Underwriter will provide to Company or a common service provider designated by Company within ten (15) days of the end of each month, each Fund's average annual return for the 1, 5, and 10 year periods ending the current month on a Net Asset Value basis.

    - The Underwriter will provide to Company a description of each Fund including holdings, portfolio composition, largest sectors and geographical allocation and a statement of objective in a mutually acceptable format.

Part II.          Fund Information and Materials

         The Underwriter will provide to Company the following information and materials on an as needed basis, as requested by Company:

            - A copy of each Fund's prospectus, quarterly reports and other brochures via electronic data delivery.

            - Specific investment performance information that may be requested that cannot be obtained from the prospectus. This would include specific calculations on various performance parameters and will require an aggressive turnaround time (usually 5 business days).